UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2007

WIFIMED HOLDINGS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Keenland Road Marietta, Georgia		30062

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 866-833-9948

Bellacasa Productions, Inc.
68 Phillips Beach Avenue, Swampscott, MA 01907
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets; Item 3.02 Unregistered Sales of Equity Securities; Item 5.01 Changes in Control of Registrant; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

            Effective March 5, 2007 WiFiMed Holdings Company, Inc. (formerly known as Bellacasa Productions, Inc.) (the "Company") completed the distribution of the stock of the Company's wholly owned subsidiary, Aquamer, Inc. to its shareholders of record on February 2, 2007.  In addition, effective March 6, 2007 the following actions were completed by the Company:

·         a 10-to-1 reverse stock split of the Company's outstanding common stock;
·         change of the Company's corporate name to WiFiMed Holdings Company, Inc.;
·         increase of the Company's authorized common stock to 75,000,000 shares; and
·         adoption of a 2006 Stock Incentive Plan.

            Following the completion of these actions, the Company completed its merger with WiFiMed, Inc. For accounting purposes the consummation of these actions resulted in a reverse merger and WiFiMed, Inc. is the accounting survivor and surviving business entity; however, the Company is the surviving legal entity.  The Company's Board of Directors approved and recommended, on September 14, 2006, pursuant to a written consent dated September 14, 2006 that the proposals be accepted.  The Company's stockholders holding a majority of the voting power approved the proposals, pursuant to a written consent. If the proposals were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special or annual stockholders' meeting convened for the specific purpose of approving the proposals.  Information covering the proposals was delivered to the Company's record shareholders as of February 2, 2007.

MERGER AGREEMENT AND STOCK DISTRIBUTION

            The stock of the Company's wholly owned subsidiary Aquamer, Inc. was distributed to the Company's stockholders on March 5, 2007.  For each share of the Company's common stock held by a shareholder of the Company, such shareholder received .721996 shares (pre-reverse split and pre-reverse merger) of Aquamer, Inc.  The distribution (disposition of Aquamer, Inc.) was a condition of the merger with WiFiMed.

            Effective March 6, 2007, WiFiMed, the Company and a wholly owned subsidiary of the Company completed an Agreement and Plan of Merger dated September 15, 2006 whereby a wholly owned subsidiary of the Company merged with and into WiFiMed with WiFiMed remaining as the surviving corporation and a wholly owned subsidiary of the Company.  In exchange for all of the outstanding shares of WiFiMed common stock, holders of WiFiMed common stock received 24,672,602 shares of the Company representing approximately 86% of the outstanding shares of the Company on a fully diluted basis after giving effect to the merger and the reverse stock split discussed herein.  The 58 WiFiMed security holders received an aggregate of 17,165,497 shares of the Company common stock and warrants and options exercisable to purchase an additional 7,507,105 shares of the Company common stock in exchange for their interests in WiFiMed.  Options to purchase 4,383,221 shares of common stock were also issued under the 2006 Stock Incentive Plan.  The options and warrants will be exercisable at various prices ranging from $0.10 to $0.46 per share.  The shares of common stock issued pursuant to the merger contain the same rights, terms and preferences as the Company's currently issued and outstanding shares of common stock.

            The securities issued to the WiFiMed security holders were issued under the exemption from registration provided by Section 4(2) of the Securities Act.  The securities contain a legend restricting transferability absent registration or applicable exemption.  The WiFiMed security holders received current information about the Company and had the opportunity to ask questions about the Company.  All of the WiFiMed security holders were deemed accredited.

            The discussion of the merger in this report is summarized in its entirety.  The complete terms and conditions of the merger are contained in the merger agreement, which is included as an exhibit to this report.

MANAGEMENT AFTER THE MERGER

            Pursuant to the merger agreement, Steven Preiss resigned as a director of the Company.  Marshall Sterman, as of the effective time of the merger, as the sole director of the Company, appointed to the Board of Directors, Jeffrey A. Simon, Richard F. Burtt, David Hubbard and Robert Coffill, Jr., who will serve as directors of the Company until the next annual meeting of the Company's shareholders.  In addition, new officers of the Company have been appointed.  Biographical information concerning the new directors (including Marshall Sterman) and officers is set forth below:

Name	Age	Position
Jeffrey A. Simon	63	President, CEO and Director
Mark A Bloomberg, MD	57	Executive Vice President, Chief Medical officer
Kevin M. Charest	44	Executive Vice President of Sales
Marshall Sterman	75	Chairman
Richard F. Burtt	62	Director
David Hubbard	50	Executive Vice President, Director
Robert Coffill, Jr.	58	Director
Biographies

            Jeffrey A. Simon, President, CEO and Director.  Mr. Simon is the founder of WiFiMed and has served as its President, CEO and Director since inception.  He has 40 years of industry experience in technology operations, including serving as President and COO of Immersive Design, Inc. an animation software company from 1998 to 2000.  During 2001 he served as Executive Vice President and COO of Nexvoice, Inc., a healthcare practice voice recognition company.  During 2002 he served as Executive Vice President and COO of Raceme, Inc., a virtual environment software company.  He previously served as President of D.H. Brown Associates, a leading technology research analyst and consulting firm from 1994 to 1996.  Mr. Simon has also previously served as Vice President of Consulting Services for Migration Software System; Vice President of Marketing for both Culler Scientific Systems and Applicon (Schlumberger); and key senior management positions with Prime Computervision, Digital Equipment Corporation, Perkin Elmer and Honeywell.  He holds a BS, Mathematics and BA, Architectural Engineering, Pennsylvania State University.

            Mark A. Bloomberg, MD, Vice President of Marketing.  Dr. Bloomberg has served as an associate professor at Tufts University School of Medicine since 2001.  In addition, since 1998 Dr. Bloomberg has served as President of the Bloomberg Healthcare Group, a health care consulting company that provides consulting services to a variety of health care organizations.  Since 1984, Dr. Bloomberg has served as a member of the American College of Physician Executives.  Since 1994, Dr. Bloomberg has served as a member of the Massachusetts Medical Society.  Dr. Bloomberg is a graduate of Boston University and received his medical degree from Robert Wood Johnson Medical School.  He also received an MBA from Northeastern University.

            Kevin M. Charest, Executive Vice President of Sales.  Mr. Charest has served as Executive Vice President of WiFiMed since July 2006.  From February 2001 to February 2005 he served as Vice President of Sales of Greenway Technologies, Inc., an electronic medical records and practice management software provider.  From February 2005 through May 2006, Mr. Charest served as Vice President of Sales of CIMplify Inc., a company that provided billing and collecting services for health practices.  Mr. Charest's responsibilities with CIMplify and Greenway Technologies included the management of all sales activities.  Mr. Charest graduated from the University of Central Arkansas with a degree in computer science.

            Marshall Sterman, Chairman.  Mr. Sterman has served as the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company since August 25, 2006.  Since 1986, Mr. Sterman also has been the President of The Mayflower Group, Ltd., a merchant banking firm.  During his over 40 years of business experience, Mr. Sterman has assisted businesses in obtaining financing as a principal of a registered broker-dealer and as a merchant banker.  Some of Mr. Sterman's other business positions, during such period, include (1) President of Allied First Class Partners, a company that owned Rebound, a Denver-based training and facilities company for incarcerated youth, which Mr. Sterman co-founded; (2) Director and founder of The Standish Care Company, one of the first assisted living facilities to be publicly traded in the United States; (3) Managing Director of The BankHouse, a Boston-based merchant bank which concentrated on the funding of start-up and early stage businesses; and (4) Director of KTI, which was a publicly traded waste-to-energy company and was acquired by Casella Waste Systems. Mr. Sterman also currently serves on the board of directors of Andover Medical, Inc., a publicly traded company that provides durable medical equipment and treatment solutions.

            Richard F. Burtt,  Director.  Since June 2004 Mr. Burtt has served as the Chief Executive Officer of Nomir Medical Technologies, Inc., an early stage company founded to develop and commercialize a comprehensive optical solution to wound healing.  Mr. Burtt has over 25 years of senior level experience in creating and building technology, life sciences, and software businesses.  As Managing Director of Value Added Strategies, LLC, (VAS) since March 2001, Mr. Burtt has experience in mergers and acquisitions with operational, financial, and strategic expertise to early stage to middle market firms.  Prior to creating VAS, Mr. Burtt founded and launched five businesses leading to their acquisitions.  He developed expertise in mergers, acquisitions, and technology transfers as Executive Vice President at Medtronic, a medical technology company.  Mr. Burtt holds a MS from University of Mass. (Lowell).  He also has five years of IBM executive education.  He has served 27 years of multiple Board of Directors memberships, and was awarded two US patents.

            Dave Hubbard, Director.  Mr. Hubbard is one of the founders of WiFiMed.  He has extensive experience in product development, creative marketing, multi-media marketing and public speaking.  He was an All American collegiate and National Football League player with the New Orleans Saints.  After a serious back injury, he developed and obtained a patent for a unique method of building strength without compressing the spine.  He has been featured many times on radio, television and on several infomercials including numerous appearances on QVC.  Mr. Hubbard has successfully produced, marketed and sold a portable voice-to-computer dictation system for physicians.  It was that venture that led to the future development of WiFiMed.  Since July 2004 he has served as President of GoHubbard Enterprises, a marketing and consulting firm he founded.  From 2000 through August 2002 he served as Chief Marketing Officer of Nexvoice, Inc.  Mr. Hubbard is a member of the National Football League Alumni Association.

            Robert Coffill, Jr., Director.  Mr. Coffill, Jr. has been the Senior Vice President of Field Operations for Medical Solutions Management Inc. from April 2005 to present.  Prior thereto, from July 2004 to April 2005, Mr. Coffill, Jr., served as sales manager in the New England region for Ortho Rehab, Inc., a $40 million manufacturer and distributor of continuous passive motion devices.  From January 2000 to January 2002, Mr. Coffill, Jr. formed and served as the Chief Executive Officer of a construction staffing company in New York with sales of nearly $6 million.  From 1978 to 2000, Mr. Coffill, Jr. has a career in education, serving as a principal and then a superintendent in five school districts located in urban, suburban and rural environments with school populations ranging from 900 to 3,200 students.  Mr. Coffill, Jr. earned a B.S. from North Adams State College, a Masters in Education from Salem State College and a C.A.E.S. from the Boston College Advanced Executive School Management Program.

Compensation

Employment Agreements

            The Company intends to enter into executive employment agreements with certain executive officers of WiFiMed.  Proposed terms for the agreements are as follows:

            Jeffrey A. Simon, Chief Executive Officer.  Mr. Simon will have an employment agreement with the following terms: base salary of $125,000 per year; target bonus of $62,500 per year; options to purchase 906,531 shares of the Company's common stock; standard medical benefits; a term through December 2008 (with possible renewal thereafter); and salary and medical benefits continuation for 12 months in the event of termination other than for cause (to be defined).

            Kevin Charest, Executive Vice President of Sales.  Mr. Charest will have an employment agreement with the following terms: base salary of $150,000 per year; commissions of 1% of the Company's revenue; options to purchase 658,433 shares of the Company's common stock; standard medical benefits; a term through June 2008 (with possible renewal thereafter); and salary, medical benefits and commissions continuation for 6 months in the event of termination other than for cause (to be defined).

            Mark A. Bloomberg, M.D., Chief Medical Officer.  Mr. Bloomberg will have an employment agreement with the following terms: base salary of $120,000 per year; options to purchase 488,532 shares of the Company's common stock; standard medical benefits; a term through December 2007 (with possible renewal thereafter); and salary and medical benefits continuation for 5 months in the event of termination other than for cause (to be defined).

            David Hubbard, Executive Vice President of Marketing.  Mr. Hubbard will have an employment agreement with the following terms:  base salary of $120,000 per year; options to purchase 162,844 shares of the Company's common stock; standard medical benefits; a term through December 2008 (with possible renewal thereafter); and salary and medical benefits continuation for 12 months in the event of termination other than for cause (to be defined).

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

            The following table sets forth certain information regarding the beneficial ownership of the Company' common stock as of March 6, 2007 by those individuals who serve as directors and officers of the Company following the merger.  The table also includes each person that will own more than 5% of the Company' common stock following the merger.  Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.  Unless otherwise indicated, the address for each of the shareholders of the Company is 3320 Keenland Road, Marietta, Georgia 30062.

Name	Number		Percentage
Marshall Sterman	647,378	(1)	2.3%
Jeffrey A. Simon	3,753,270	(2)	13.1%
Richard F. Burtt	602,653	(3)	2.1%
Kevin Charest	712,714	(4)	2.5%
Mark Bloomberg	1,052,064	(5)	3.7%
Robert Coffill, Jr.	217,125	(6)	*
David Hubbard	1,315,170	(7)	4.6%
George A. Hart	3,188,359		11.1%

Directors and officers as a Group (7 persons)	8,300,374	(1)(2)(3)(4)(5)(6)(7)	27.3%

*           Less than 1%

(1)     Includes 40,000 shares of common stock owned by Dorothy Meyerson, Mr. Sterman's wife, and 40,000 shares owned by Mayflower Group Ltd., of which Mr. Sterman serves as President.  Excludes the following shares of which Mr. Sterman disclaims beneficial ownership:  32,000 shares owned by his adult daughter, Jessica Weinstein, and 32,000 shares owned by his daughter-in-law, Pajes Merriman.  Includes 200,000 shares of common stock underlying warrants owned by The Mayflower Group, Ltd. which is principally owned by Marshall Sterman.  The warrants are exercisable at $0.46 per share.

(2)     Includes 906,531 shares of common stock underlying stock options exercisable at between $0.25 and $0.46 per share.

(3)     Includes 176,000 shares of common stock underlying warrants owned by Value Added Strategies, LLC, which is principally owned by Richard F. Burtt.  The warrants are exercisable at $0.46 per share.

(4)     Includes 651,376 shares of common stock underlying stock options exercisable at $0.46 per share.

(5)     Includes 488,532 shares of common stock underlying stock options exercisable at $0.10 per share.

(6)     Includes 217,125 shares of common stock underlying options and warrants exercisable at $0.46 per share.

(7)     Includes 162,844 shares of common stock underlying options exercisable at $0.46 per share.

OTHER ACTIONS

            Effective March 6, 2007, the Company changed its name to WiFiMed Holdings Company, Inc., increased its authorized common stock to 75,000,000 shares and effectuated a 10-to-1 reverse split of its outstanding shares of common stock, reducing the number of outstanding shares of the Company's common stock to 3,947,972 immediately prior to the completion of the merger.  The Company has also issued options to purchase 4,383,221 shares of common stock under its 2006 Equity Incentive Plan.  A total of 7,500,000 shares of common stock are reserved for issuance under the Plan.

CERTAIN INFORMATION CONCERNING WIFIMED, INC.

About WiFiMed

            WiFiMed is a provider of wireless patient information through its proprietary product Tablet MD™ which WiFiMed developed to assist physicians and health care providers manage patient workflow.  At September 30, 2006, WiFiMed has an accumulated deficit of approximately $3,575,000.00

            WiFiMed began operations as WiFiMed, LLC, a Georgia limited liability company, in November 2002.  In June 2004, WiFiMed, LLC entered into an Agreement and Plan of Merger with WiFiMed, Inc., a corporation formed in Delaware on December 17, 2004.  Due to an administrative oversight, articles of merger were not filed in Delaware or Georgia until on or about March 21, 2006, at which time the merger became effective.  WiFiMed's offices are located at 3320 Keenland Road, Marietta, Georgia 30062.  WiFiMed's phone number is (866) 833-9948 and its website is www.wifi-med.com.

Tablet MD

            Tablet MD operates on a tablet PC and manages patient medical information, consultation notes, prescriptions, records, charts through five proprietary technologies – Patient Workflow Process ("PWP"), Global Synchronization Technology ("GST"), Transcription Free Dictation ("TFD"), Cross Mapping Technology ("CMT") and Complex Reporting Administration and Multiphase Processor.  Tablet MD has been designed to meet the Health Insurance Portability and Accountability Act ("HIPAA") requirements and is designed to reduce medical errors, documentation time, overhead, and time spent filing insurance claims.  Tablet MD offers insurance coding and manages prescriptions and performs drug interaction reviews based on a patient's unique history.

            Currently, private medical practices rely on paper-based systems or point solutions that are time and people intensive and prone to error.  Tablet MD is designed to eliminate paper systems and integrate information flows.  The advantage of Tablet MD for the physician is clear and direct.  It substantially reduces time spent on documentation, reduces overhead expenses such as forms and dictation, improves cash flow, and improves patient care.  It is WiFiMed's mission to make Tablet MD the gold standard of physician productivity applications.

            WiFiMed integrates its proprietary application, Tablet MD, with industry standard Tablet PCs and WiFi wireless technologies.  Tablet MD is personalized to the medical professional in order to reduce the learning curve and provide an efficient and effective environment the user has come to expect.  This solution frees the physician to work with patients by reducing time spent on documentation.  Tablet MD speeds information collection while accommodating the physician's preferred documentation style.  Through PWP, it uses active forms, drawings, dictation, and handwriting to document the visit.  Routine activities are speeded by documentation aids and drop-down lists that self-adapt for each physician.  Patient eye contact and rapport are maintained.  The user can rapidly create or update a medical record and treatment plan, execute the prescribed treatment plan, retrieve the results and return them as instant messages.  All outstanding information and unfinished tasks are automatically tracked so the physician is assured their clinical and regulatory obligations are met.  Tablet MD is designed to provide HIPAA compliant tools for the practice that work with existing applications and can be integrated with an existing Electronic Medical Record ("EMR") system.  Information entered in EMR or Tablet MD systems may be automatically synchronized.  The physician may use Tablet MD anywhere, whether in the office, hospital or home.  The application contains all relevant data and automatically re-synchronizes when a network link is reacquired.

            In the future, WiFiMed plans to incorporate comprehensive coding assistance and Transcription Free Documentation ("TFD") into Tablet MD.  This unique capability incorporates voice-interaction technology producing a document in real-time as accurately as a transcriptionist, without the need for physician voice training.

MDContracts

            WiFiMed entered into a contract with the New England Baptist Hospital Delirium Study with installation having taken place in September 2005 and payment received in 2005.  WiFiMed received down payments from Atlanta Orthopaedic Specialists and Center for Eating Disorders in 2005.  Atlanta Orthopaedic Specialists is undergoing testing with a full rollout scheduled for late 2006.  WiFiMed entered into a contract with Center for Eating Disorders in 2005 and received a down payment at the same time.  Implementation is also currently underway with the Center for Eating Disorders with a full rollout expected in late 2006.  Morton Hospital and Medical Center engaged WiFiMed for an OB/GYN trial and the product moved from testing to full patient use in December 2005.  WiFiMed entered into a contract with Orthopaedic Associates of West Florida in October 2006.  Timing of signing of contract and receipt of funds may differ from revenue recognition under generally accepted accounting principles (GAAP).  Please refer to WiFiMed, Inc.'s financial statements for discussion of revenue recognition policy.

Intellectual Property

            WiFiMed has proprietary technology, including the patent applications summarized in the following chart:

Proprietary Technology

Description	Type	Number	File Date
Patient Workflow Process ("PWP")	Utility (U.S.) International	1/935,448WO 2006/028464 A1	09/17/04 03/16/06
Global Synchronization Technology ("GST")	Utility (U.S.)	11/207,156	10/19/05
Cross Mapping Technology ("CMT")	Provisional (U.S.)	60/702,426	07/26/05
Transcription Free Dictation ("TFD")	Draft Pending
Complex Reporting Administration and Multiphase Processor	Draft Pending

Trademark

            The trademark "Tablet MD" was submitted for registration with the U.S. Patent and Trademark Office in July 2003 (Serial No. 78275208).  The trademark is owned by WiFiMed, LLC, a Georgia limited liability company, which was merged in WiFiMed, Inc. on December 17, 2004.  The registration has been approved by the U.S Patent and Trademark office.

Markets

            Medical practices are experiencing many financial, regulatory and administrative hardships.  Insurance and Medicare reimbursements are not keeping up with rising expenses.  Payments are delayed.  First stage HIPAA regulations for patient privacy, information security, and submission practices began taking effect in April 2003 and insurance payers are beginning to require electronic submission of claims.  These forces are creating a strong and immediate need to automate data collection during the patient encounter.

            The market potential is extensive.  According to the A.C. Group, a Houston based market research firm, more than 750,000 physicians practice in the United States.  An additional 4 million healthcare professionals support these individuals, when working with patients, are required to enter extensive patient information, including vital signs, supported diagnosis, follow-up, and submission documentation.  It is an expensive and time-consuming process.  It is estimated that only 8,000 physicians personally use computer-based technology during the day-to-day patient encounter.  External legal and financial pressures will force automation of the patient workflow and create a new market with potential exceeding $3.4 billion.

            WiFiMed's initial targets will be small to medium size private practices which it estimates to be from 1 to 75 physicians, or an aggregate of 440,000 physicians.  These physicians are facing revenue and standards pressure (HIPAA regulations, insurance payers' requirements, etc.)  They spend between $10 to $14 billion on transcription alone.  Based on these findings, WiFiMed believes that a $4.9 billion potential market exists for a physician-driven product solution, while only $310 million in revenue was generated in that space during 2004.

            The initial pilot sites provided substantial support for WiFiMed's proposition that Tablet MD allows physicians more time for patients, which translates into increased practice revenue.  Reduced overhead improved cash flow, which helped reduce the risk from predatory lawsuits by increasing the reliability of patient data management, and helped users conform substantially to HIPAA regulations.  Because Tablet MD is customized for each physician and integrates with the current EMR, it can provide exactly what each practice requires.

Personnel

            As of September 30, 2006 WiFiMed has seven employees, including Jeffrey A. Simon, Kevin M. Charest, Mark A. Bloomberg as executive personnel.  WiFiMed also utilizes independent contractors and consultants from time to time to assist us with our compliance requirements.  No employees are represented by a labor union.

Properties

            The Company's executive offices are located at 3320 Keenland Road, Marietta, Georgia 30062 on a month-to-month basis.  This office space of approximately 1,000 square feet is provided by Jeffrey Simon at no cost to the Company.  WiFiMed believes this space is adequate to maintain its current and anticipated operations over the next 6 months.

Competition

            The market for Tablet MD products and services is crowded, very competitive and is characterized by rapidly evolving industry standards, technology and user needs.  WiFiMed's value proposition sets WiFiMed apart from the competition and delivers the value physicians are asking for:

·                     Personalized to work with documents and forms and office procedures already established and not requiring the practice to learn a new approach to handling practice needs, thus significantly reducing the cost and time to implement and become productive;
·                     Mobile environment which allows the physician to take Tablet MD outside the practice to be used at the hospital, home, or other venue and quickly connect to the office server from any location where wireless access is available;
·                     Automated Evaluation and Management coding to assure accurate and audited patient encounters which allow for faster claim reporting based on industry coding standards thus increasing revenue receipts and reducing rejected claims;
·                     A pricing model which delivers the product at one-third to one-half the cost of established industry  Electronic Medical Record suppliers.

            While WiFiMed considers the market for its products to be presently underdeveloped, competitors exist.  WiFiMed's key competitors in the EMR and practice management markets include eClinicalWorks Inc., Greenway Systems, JMJ Technologies, NextGen and for hospital sales Epic Technologies, Cerner, GE Medical Systems, and Siemens.  WiFiMed expects other competitors to enter this field in the future.  Many of the Company's present and future competitors have substantially greater financial, business and technological resources, and may have substantially greater experience in this industry.  The Company can give no assurance that its resources will be sufficient to allow it to compete effectively in the future.  Such competition could have a material adverse affect on the Company's business, financial condition, and results of operations.

Regulation

            WiFiMed is subject to the requirements of the Health Insurance Portable Accountability Act (HIPAA) which requirements have been applicable since April 2003 to aid in patient security and stipulate technology standards.  WiFiMed believes it is in substantial compliance with the requirements of HIPAA and that it will attempt to continue to maintain such substantial compliance.

Related Party Transactions

            The utility patent Patient Workflow Process ("PWP"), Serial Number 935448, and the international patent, Number WO2006/028464A1 were filed by WiFiMed' with Jeffrey A. Simon as a named inventor.  The utility patent "Global Synchronization Technology ("GST"), Serial Number 11/207,156 and WiFiMed's provisional patent "Cross Mapping Technology ("CMT"), Serial Number 60/702,426, were filed with Jeffrey A.  Simon as one of the named inventors.  Mr. Simon has executed assignments to WiFiMed releasing his rights and title to the foregoing patents, which assignments are pending recordation in the U.S. Patent and Trademark Office and World Intellectual Property Organization by WiFiMed's intellectual property counsel.

            During 2006 Jeffrey A. Simon, Director, President and Chief Executive Officer of WiFiMed, forgave $307,000 in compensation earned but not paid during the period 2003-2006.  He also had loans outstanding to the WiFiMed totaling $91,000 which were established in the year ended December 31, 2005.  $38,000 was as a Promissory Note with 10% interest and $55,000 was as convertible debt with 15% interest.  During 2006 Mr. Simon converted the loans made to the company to common stock at $0.56 per share.  Mr. Simon converted the $55,000 convertible debt note to equity at $1.00 per share.

            From September 2004 through October 2005, The Mayflower Group, Ltd. provided WiFiMed with financial consulting services for 42,667 shares of WiFiMed common stock and 17,418 shares of WiFiMed Series A preferred stock.  Marshall Sterman serves as President of The Mayflower Group, Ltd.  Upon effectiveness of the merger agreement with the Company such shares were converted into 131,181 shares of the Company's common stock.

            From July 2003 through August 2005, Value Added Strategies provided WiFiMed with financial consulting services in consideration of $11,750, 94,876 shares of WiFiMed common stock and 7,684 shares of WiFiMed Series A preferred stock.  Richard Burtt serves as President of Value Added Strategies.  Upon effectiveness of the merger agreement with the Company such shares were converted into 223,915 shares of the Company's common stock.

Legal Proceedings

            There are no legal proceedings.

Management's Discussion and Analysis of Financial Condition and Results of Operations of WiFiMed

            The following discussion and analysis provides information, which WiFiMed management believes is relevant to an assessment and understanding of WiFiMed's results of operations and financial condition.  The discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this information statement.

Results of Operations

Three months ended September 30, 2006 as compared to the three months ended September 30, 2005.

            Sales – Total sales for the three months ended September 30, 2006 were $0, compared to $8,038 in the three months ended September 30, 2005.

            Costs and Expenses - Total operating expenses for the three months ended September 30, 2006 were $467,207, compared to $167,969 in the three months ended September 30, 2005.

            General and administrative expenses in the three months ending September 30, 2006 were $372,284, which consisted primarily of payroll and related employee expenses of $222,271; professional fees of $94,066 for consulting, legal and accounting services; $44,559 for commissions; and $7,642 for travel, meals and entertainment.  Other expenses for the period were research and development, $72,000; non-cash compensation charges, $12,210; rent, $5,845; and depreciation, $4,868.  Interest expense for the period was $9,523.

            General and administrative expenses in the three months ending September 30, 2005 were $97,402 which consisted primarily of payroll and related employee expenses of $24,637; professional fees of $50,763 for consulting, legal and accounting services; $10,317 for commissions; and $4,935 for travel, meals and entertainment.  Other expenses for the period were research and development, $62,100; rent, $5,606; and depreciation, $2,861.  Interest expense for the period was $13,178.

            Net Loss - Net loss, before taxes, for the three months ended September 30, 2006 was $476,681.  Net loss, before taxes, for the three months ended September 30, 2005 was $175,007.  The net change of approximately $300,000 resulted from higher payroll and related employee expenses, higher professional fees, higher non-cash compensation charges, higher commission expenses and higher research and development expenses.

            WiFiMed has not reduced its net loss, for the three months ended September 30, 2006 or for the three months ended September 30, 2005, by any tax benefit, and consequently, for both periods, its net loss was the same before and after taxes.

            Net Loss per Share - For the three months ended September 30, 2006 and September 30, 2005, net loss was $0.14 and $0.06 per share, respectively.  Per share losses for the three months ended September 30, 2006 and September 30, 2005 period were based on 3,441,786 and 2,952,500 weighted average shares, respectively.

Nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005.

            Sales – Total sales for the nine months ended September 30, 2006 were $0, compared to $8,038 in the nine months ended September 30, 2005.

            Costs and Expenses - Total operating expenses for the nine months ended September 30, 2006 were $1,027,692, compared to $661,817 in the nine months ended September 30, 2005.

            General and administrative expenses in the nine months ending September 30, 2006 were $819,578, which consisted primarily of payroll and related employee expenses of $364,239; professional fees of $292,466 for consulting, legal and accounting services; $111,951 for commissions; and $27,906 for travel, meals and entertainment.  Other expenses for the period were research and development, $153,550; non-cash compensation charges, $26,010; rent, $17,586; and depreciation, $10,968.  Interest expense for the period was $21,206.

            General and administrative expenses in the nine months ending September 30, 2005 were $450,448 which consisted primarily of payroll and related employee expenses of $135,022; professional fees of $199,852 for consulting, legal and accounting services; $23,712 for commissions; and $33,521 for travel, meals and entertainment.  Other expenses for the period were research and development, $186,300; rent, $16,819; and depreciation, $8,250.  Interest expense for the period was $13,178.

            Net Loss - Net loss, before taxes, for the nine months ended September 30, 2006 was $1,057,958.  Net loss, before taxes, for the nine months ended September 30, 2005 was $676,981.  The net change of approximately $380,000 resulted from higher payroll and related employee expenses, higher professional fees, higher non-cash compensation charges and higher commission expenses, offset by lower research and development expenses.

            WiFiMed has not reduced its net loss, for the nine months ended September 30, 2006 or for the nine months ended September 30, 2005, by any tax benefit, and consequently, for both periods, its net loss was the same before and after taxes.

            Net Loss per Share - For the nine months ended September 30, 2006 and September 30, 2005, net loss was $0.33 and $0.23 per share, respectively.  Per share losses for the first nine months of 2006 and for the comparable 2005 period were based on 3,190,551 and 2,952,500 weighted average shares, respectively.

Year ended December 31, 2005 as Compared to the Year Ended December 31, 2004

            Sales – Total revenue for the year ended December 31, 2005 was $8,128, compared to $0 in the year ended December 31, 2004.

            Costs and Expenses - Total operating expenses for the year ended December 31, 2005 were $933,256, compared to $796,655 in the year ended December 31, 2004.

            Operating expenses in the year ending December 31, 2005 were $657,379, which consisted primarily of payroll and related employee expenses of $213,428; professional fees of approximately $314,255 for consulting, legal and accounting services; $28,841 for commissions; $46,166 for travel, meals and entertainment; $11,746 for public relations; and $12,726 for meetings and conferences.  Other expenses for the period were research and development, $242,159; rent, $22,425; depreciation, $11,293; and interest expense, $33,381.

            Operating expenses in the year ending December 31, 2004 were $557,700, which consisted primarily of payroll and related employee expenses of $277,551; professional fees of approximately $204,110 for consulting, legal and accounting services; $4,796 for commissions; $34,866 for travel, meals and entertainment; and $9,888 for public relations.  Other expenses for the period were research and development, $229,150; rent, $1,969; depreciation, $7,836; and interest expense, $69,383.

            Net Loss - Net loss, before taxes, for the year ended December 31, 2005 was $975,052, compared to net loss, before taxes, of $866,068 for the year ended December 31, 2004.  The net change of approximately $110,000 resulted from increased operating expenses.

            WiFiMed has not reduced its net loss, for the years ended December 31, 2005 and December 31, 2004 by any tax benefit, and consequently, for both periods, its net loss was the same before and after taxes.

            Net Loss per Share - For the years ended December 31, 2005 and December 31, 2004, net loss per share was $0.33 and $0.17 per share, respectively.  Per share losses for the years ended December 31, 2005 and December 31, 2004 were based on 2,952,500 and 5,130,137 weighted average shares, respectively.

Liquidity and Capital Resources

            As of September 30, 2006, WiFiMed's cash balance was $0, as compared to $13,818 on December 31, 2005.  At September 30, 2006 WiFiMed had an accumulated deficit of $3,574,101 and working capital deficit of $653,698.  As disclosed below, WiFiMed requires additional working capital in order to develop its business operations.

            As of December 31, 2005, WiFiMed liabilities totaled $1,000,631, which consisted of accrued but unpaid compensation to officers and employees of $290,942; accounts payable of $192,505; accrued expenses of $138,176; loans and notes payable of $132,000 deferred and unearned revenue of $127,035; loans and notes payable to an officer of $98,773; bank line of credit of $20,200.

            As of September 30, 2006, total liabilities were $895,144, which consisted of accounts payable of $279,905; deferred and unearned revenue of $127,035; loans and notes payable of $202,000; accrued expenses of $123,165; loans and notes payable to officer of $93,500; accrued but unpaid compensation of $20,000; bank line of credit of $23,529; and deferred compensation charges of $26,010.

            WiFiMed intends to meet its cash needs for the next 12 months by the sale of securities or borrowings.  WiFiMed needs to raise approximately $5 million to $10 million in capital in order to pursue its business plan over the next 12 months, and the required additional financing may not be available on acceptable terms, or at all.  No binding commitment for an investment in WiFiMed has been made, and a number of factors beyond its control may make any future financings uncertain.  There is no assurance WiFiMed will be able to sell its securities or borrow funds to pursue its business objectives.  WiFiMed will require the infusion of capital to sustain planned growth and failure to raise enough capital to continue operations may hold a significant risk to its shareholders.

Ability to Continue as a Going Concern and Plan of Operation

            WiFiMed consolidated financial statements, which are included in this information statement, have been presented on a going concern basis, which contemplates the realization and the satisfaction of liabilities in the normal course of business.  WiFiMed liquidity has been adversely affected by losses of more than $3,500,000 since its incorporation date, December 2004, which raises substantial doubt about WiFiMed's ability to continue as a going concern without additional capital contributions and/or achieving profitable operations.  WiFiMed's management's plan includes raising additional capital either in the form of common stock or convertible securities and continuing its research and development efforts and pursuing clinical trials to obtain the necessary approvals to market its products.  There can be no assurance, however, that WiFiMed will be successful in accomplishing its objectives.

            As disclosed above, WiFiMed requires approximately $5,000,000 to $10,000,000 in working capital in order to pursue its business plan over the next twelve months.  Such funds shall be used for continued research and development; sales and marketing; and general working capital purposes.

Capital Expenditures

            During the first nine months of 2006 and 2005 WiFiMed purchased $11,170 and $37,059 of capital equipment, largely computer equipment, software and demonstration units.

Research and Development

            WiFiMed spent approximately $153,550 on research and development activities for the nine months ended September 30, 2006.  These activities were focused on developing and refining our proprietary technology

Recent Accounting Policies

            On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), "Share-Based Payment," which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation."  Statement 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows."  The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123.  However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition.

Critical Accounting Policies

Revenue recognition

            WiFiMed's revenue consists of revenues from the licensing of software to end user customers; fees for services rendered to include installation, training, implementation, and customer maintenance contracts; fees for the resale of certain computer equipment; and the outsourcing or hosting of services.

            WiFiMed recognizes software license revenue under Statement of Position No 97-2 "Software Revenue Recognition" as amended by Statement of Position No. 98-9, "Software Revenue Recognition With Respect to Certain Transactions", Emerging Issues Task Force 00-21, "Revenue Arrangements with Multiple Deliverables", and related interpretations.

            Sales of licensed software are recognized as revenue upon delivery and installation of the software at the customer site.  Sometimes our agreements with customers include acceptance provisions, in which case revenue is not recognized prior to customer acceptance.  Regardless of the form of sale, no revenue is recognized without persuasive evidence of an arrangement existing.  Persuasive evidence is determined to be a signed purchase order received from the customer or an equivalent form for those customers lacking a formalized purchase order system.  In the case where customer acceptance is required, persuasive evidence includes this customer acceptance documentation.  In the case of software license sales, a software license agreement signed by both parties is often required in addition to a purchase order or equivalent.  Additionally, revenue is only recognized when a selling price is fixed or determinable and collectibility of the receivable is deemed to be probable.

            Service revenues such as training, installation and implementation are recognized when the service is complete and acknowledged by the customer.  Fees charged to customers for post-contract Customer Support are recognized ratably over the term of the contract.  Costs related to maintenance obligations are expensed as incurred.

            Sales which constitute a multiple-element arrangement are accounted for by determining if the elements can be accounted for as separate accounting units, and if so, by applying values to those units for which there is vendor specific objective evidence of their fair value.  We use the residual method to apply any remaining balance to the remaining elements of the arrangement.  More specifically, this methodology applies when there is embedded maintenance (post-contract customer support) involved in the sale of a software license, or when the sale of a software license is made in conjunction with required installation services.  In the latter case, the recognition of the software license is deferred until installation is completed.  Fees relating to the delivery of equipment are also incurred and deferred until recognition of the software license is appropriate, and shown on the balance sheet as deferred cost of goods sold.

            WiFiMed's revenues generated through hosting solutions are recognized using the proportional performance method.  Revenues are recognized in the month services are rendered and earned under service agreements with clients where service fees are fixed or determinable.  Accounts receivable are recorded when WiFiMed invoices its customer for goods and/or services rendered, pursuant to contractual terms.  Purchased inventory is reduced at the time that goods are shipped to the customer.

Software development expenditures

            WiFiMed accounts for its software development costs that will be sold, leased, or otherwise marketed in accordance with Statement of Financial Accounting Standards Board ("FASB") 86 "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed."  Accordingly, software development costs are capitalized once technological feasibility has been established and continues until the product is available for general market release.  These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies.  During 2005 and 2004, WiFiMed expensed software development costs as incurred because the net realizable value was not assured.  These costs totaled $242,159 and $229,150 at December 31, 2005 and 2004, respectively.

RISK FACTORS

            You are urged to read and carefully consider the following risk factors.

Risks Relating to the Merger

The Company may not realize the anticipated benefits of the merger.

            Economic conditions change quickly, and WiFiMed's business plan may never be realized and our stock price will decrease.  WiFiMed has not experienced substantial growth over the past two years and has an accumulated deficit of approximately $3,575,000 as of September 30, 2006.

            Nevertheless, the Company's Board of Directors believes that the spin-off of Aquamer and implementing WiFiMed's business will permit the combined companies to achieve a greater level of success than is possible with the Aquamer operations.  However, there can be no assurance that, following the merger, WiFiMed's business will ever achieve a greater level of success.

The Merger diluted your percentage ownership of the Company' common stock.

            The merger diluted the percentage ownership held by the Company's shareholders when compared to their ownership prior to the merger.  The Company's shareholders hold approximately 14% of the Company's outstanding capital stock following the merger.

Even following the Merger the Company may be exposed to liabilities resulting from its current business operations.

            As a condition to the proposed merger with WiFiMed, the Company must dispose of all of its assets and liabilities.  Even though the Company will have disposed of Aquamer, there can be no assurance that a third party will not make claims against the Company for actions taken by the former company.

Risk Factors Related to the Distribution of Aquamer Stock

There is no recent operating history of Aquamer as an independent company.

            Aquamer does not have a recent operating history as an independent company.  Accordingly, the historical financial information included herein may not necessarily reflect the results of operations and financial position had Aquamer been operated independently of the Company during the periods presented.  In addition, the financial information does not reflect changes that may occur in the operations of Aquamer as a result of the distribution of Aquamer stock.

There will be an absence of the Company and other sources of financial support for Aquamer.

            Financial support from the Company will no longer be available following the distribution of Aquamer stock.  Aquamer will be responsible for obtaining its own financing and may experience a higher cost of capital or be unable to obtain the capital necessary to conduct its operation.

            Successful implementation of any growth strategy after the distribution of Aquamer stock will likely require continued access to capital.  Growth will be limited unless it is able to obtain capital through additional debt or equity financings.  We cannot assure you that debt or equity financings will be available as required for acquisitions or other needs.  Even if financing is available, it may not be on terms that are favorable to Aquamer or sufficient for its needs.  If Aquamer is unable to obtain sufficient financing, it may be unable to fully implement its growth strategy after the distribution of Aquamer stock.

There is no prior trading market for Aquamer's common stock.

            There is no established public market for the trading of the Aquamer common stock.  There can be no assurance as to the prices at which the common stock will trade.  Until an orderly market develops, the prices at which shares trade may fluctuate significantly.  Prices for the shares of common stock will be determined in the marketplace and may be influenced by many factors, including the ability of Aquamer to successfully conduct business operations as an independent company, the depth and liquidity of the market for the shares, investor perception of the company and the industry in which the company participates, and general economic and market conditions.

The distribution is a taxable event to our shareholders.

            Shareholders will experience a taxable event upon the receipt of Aquamer shares in the spin-off.  The value of a share of Aquamer common stock will be the fair market value at the time of the spin-off.

Risk Factors Relating to WiFiMed's Business

WiFiMed has limited operating history upon which you may evaluate its business and prospects.

            WiFiMed's business must be considered in light of risks, expenses, delays, problems, and difficulties frequently encountered by development stage companies.  To date, WiFiMed has generated limited revenue.  WiFiMed's operations have been primarily limited to organizing and staffing its company, acquiring, developing and securing its proprietary technology and undertaking, pilot programs of its principal product Tablet MD.  These operations provide a limited basis for you to assess WiFiMed's ability to commercialize its product candidates and the advisability of investing in its securities.  Even if WiFiMed achieves profitability, it may not be able to sustain or increase its profitability on a quarterly or annual basis.  As a result, you should consider WiFiMed's prospects in light of the early stage of its business in a new and rapidly evolving market.

WiFiMed will need to raise additional capital to operate its business.

            To date, WiFiMed has generated limited revenues.  WiFiMed will have to fund all of its operations and capital expenditures from private financing.  WiFiMed will need to seek additional sources of financing, which may not be available on favorable terms, if at all.  If WiFiMed does not succeed in raising additional funds on acceptable terms, it may be unable to complete planned trial programs.  In addition, WiFiMed could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities.  Any additional sources of financing will likely involve the issuance of WiFiMed's equity securities, which will have a dilutive effect on its stockholders.

            WiFiMed consolidated financial statements, which are included in this information statement, have been presented on a going concern basis, which contemplates the realization and the satisfaction of liabilities in the normal course of business.  WiFiMed liquidity has been adversely affected by losses of more than $3,000,000 since its incorporation date, December 2004, which raises substantial doubt about WiFiMed's ability to continue as a going concern without additional capital contributions and/or achieving profitable operations.  WiFiMed's management's plan includes raising additional capital either in the form of common stock or convertible securities and continuing its research and development efforts and pursuing clinical trials to obtain the necessary approvals to market its products.  There can be no assurance, however, that WiFiMed will be successful in accomplishing its objectives.

WiFiMed is not currently profitable and may never become profitable.

            WiFiMed has a history of losses and expects to incur substantial losses and negative operating cash flow for the foreseeable future, and may never achieve or maintain profitability.  Even if WiFiMed succeeds in developing and commercializing one or more of its products, WiFiMed may incur substantial losses for the foreseeable future and may never become profitable.  WiFiMed also may incur significant operating and capital expenditures and anticipates that its expenses will increase substantially in the foreseeable future as WiFiMed:

·                     continues to undertake development and pilot testing of its current and new product candidates;
·                     implements additional internal systems and infrastructure; and
·                     hires additional personnel.

            WiFiMed may also experience negative cash flow for the foreseeable future as it funds its operating losses and capital expenditures.  As a result, WiFiMed may need to generate significant revenues in order to achieve and maintain profitability.  WiFiMed may not be able to generate these revenues or achieve profitability in the future.  WiFiMed's failure to achieve or maintain profitability could negatively impact the value of its stock.

Physicians and medical service providers may not accept and use WiFiMed's products.

            Acceptance and use of WiFiMed's product will depend upon a number of factors including:

·                     perceptions by members of the health care community, including physicians, about the reliability and effectiveness of its product;
·                     benefit and cost-effectiveness of its product relative to competing products; and
·                     effectiveness of marketing and distribution efforts by WiFiMed and its licensees and distributors, if any.

            Because WiFiMed expects sales of its current product candidates, if approved, to generate substantially all of its product revenues for the foreseeable future, the failure of Tablet MD to find market acceptance would harm WiFiMed's business and could require it to seek additional financing.

Developments by competitors may render WiFiMed's products or technologies obsolete or non-competitive.

            WiFiMed may encounter competition with greater resources.  Other persons and entities are engaged in, or may become engaged in, the business conducted by WiFiMed, many of which may have greater financial resources, personnel, and experience than WiFiMed.  There can be no assurance that additional competitors will not enter markets served or proposed to be served by WiFiMed, that WiFiMed will be able to compete successfully, or that WiFiMed will have adequate funds to compete.

Tablet MD is technologically complex and may contain undetected defects or errors.

            Despite testing, defects or errors may occur in Tablet MD or new products or in connection with the implementation, customization, consulting and other technical services it provides.  Defects or errors in WiFiMed's products could result in loss of revenues or market share, failure to achieve market acceptance, diversion of development resources, injury to WiFiMed's reputation, increased insurance costs and increased service and warranty costs, any of which could materially harm its business.  WiFiMed intends to reduce the risk of losses resulting from defects and errors through insurance coverage and through warranty disclaimers and liability limitation provisions in its sales agreements.  Even where contractual agreements attempt to limit WiFiMed's liability, those liability-limiting contractual provisions may not be enforceable in every instance.  If a court were to refuse to enforce the liability-limiting provisions of one or more of its contracts, or if liabilities arise that are not contractually limited or adequately covered by insurance, WiFiMed's business could be adversely impacted.

WiFiMed's systems are subject to certain security risks.

            Despite the implementation of security measures, Tablet MD may be vulnerable to unauthorized access, computer viruses and other disruptive problems.  Customers may experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others.  Unauthorized access could also potentially jeopardize the security of customers' and WiFiMed's confidential information stored in the Tablet MD that may result in liability to customers and also may deter potential customers from using its products and services.  Although WiFiMed intends to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures that it implements will not be circumvented in the future.  Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to WiFiMed's customers, which could have a material adverse effect on its business, operating results and financial condition.

Tablet MD may be subject to intensive regulation relating to the collection, storage, use and transmission of patient data and other information.

            The healthcare industry is highly regulated and is subject to changing political, economic and regulatory influences.  Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level and to change healthcare financing and reimbursement systems, such as the Balanced Budget Act of 1997 and the Medicare Modernization Act of 2003.  These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare industry participants operate.  Current or future government regulations or healthcare reform measures may affect WiFiMed's business.  Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in WiFiMed's products and services.

            In addition to industry regulation, medical billing and collection activities are governed by numerous federal and state civil and criminal laws.  Under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), final rules were published regarding standards for electronic transactions as well as standards for privacy and security of individually identifiable health information.  HIPAA, in part, governs the collection, use, storage and disclosure of health information for the purpose of safeguarding the privacy and security of such information.  Persons who believe health information has been misused or disclosed improperly may file complaints against offending parties, which may lead to investigation and potential civil and criminal penalties from Federal or state governments.  The HIPAA rules set new or higher standards for the healthcare industry in handling healthcare transactions and information, with penalties for noncompliance.  WiFiMed may incur costs to ensure that Tablet MD complies with these rules.  Compliance with these rules may prove to be more costly than WiFiMed currently anticipate.

            While WiFiMed believes that Tablet MD will be fully and properly prepared to permit the processing of electronic medical claims in a HIPAA-compliant format, there can be no assurance that third parties, including healthcare providers and payors, will likewise be prepared to supply all the data elements required to process electronic medical claims and make electronic remittance under HIPAA's standards.  WiFiMed has made and expects to continue to make investments in product enhancements to support customer operations that are regulated by HIPAA.  Responding to HIPAA's impact may require WiFiMed to make additional investments in Tablet MD or charge higher prices.

            The passage of HIPAA is part of a wider healthcare reform initiative.  WiFiMed expects that the debate on healthcare reform will continue.  WiFiMed also expects that the federal government as well as state governments will pass laws and issue regulations addressing healthcare issues and reimbursement of healthcare providers.  WiFiMed cannot predict whether regulators will enact new legislation and regulations, and, if enacted, whether such new developments will adversely affect its business, operating results or financial condition.

If WiFiMed fails to adequately protect or enforce its intellectual property rights or secure rights to patents of others, the value of its intellectual property rights would diminish.

            WiFiMed's success, competitive position and future revenues will depend in part on its ability to obtain and maintain patent protection for its products, methods, processes and other technologies, to preserve its trade secrets, to prevent third parties from infringing on its proprietary rights and to operate without infringing the proprietary rights of third parties.  WiFiMed has applied for two utility patents for Patient Workflow Process ("PWP") and Global Synchronization Technology ("GST") and a provisional patent for Cross Mapping Technology ("CMT") with the U.S. Patent and Trademark Office.  WiFiMed is in the process of filing two additional patent applications for Transcription Free Dictation ("TFD") and Complex Reporting Administration and Multiphase Processor.  In addition to WiFiMed's U.S. patent applications, it filed an international patent application for PWP.  However, WiFiMed cannot predict:

·                     the degree and range of protection any patents will afford WiFiMed against competitors, including whether third parties will find ways to invalidate or otherwise circumvent its licensed patents;
·                     if and when the pending patents will issue;
·                     whether or not others will obtain patents claiming aspects similar to those covered by WiFiMed's licensed patents and patent applications; or
·                     whether WiFiMed will need to initiate litigation or administrative proceedings, which may be costly whether we win or lose.

            WiFiMed's success also depends upon the skills, knowledge and experience of its technical personnel, its consultants and advisors as well as the customers to whom WiFiMed licenses its proprietary software and technology when it conducts pilot programs.  To help protect WiFiMed's proprietary know-how and its inventions for which patents may be unobtainable or difficult to obtain, it relies on trade secret protection, confidentiality agreements and license agreements.  To this end, WiFiMed requires all of its employees and consultants to enter into agreements, which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to WiFiMed of the ideas, developments, discoveries and inventions important to its business.  WiFiMed also requires customers to enter into exclusive license agreements and confidentiality agreements.

            These agreements may not provide adequate protection for WiFiMed's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information.  If any of WiFiMed's trade secrets, know-how or other proprietary information is disclosed, the value of its trade secrets, know-how and other proprietary rights would be significantly impaired and its business and competitive position would suffer.

If WiFiMed infringes the rights of third parties it could be prevented from selling products, forced to pay damages, and defend against litigation.

            If WiFiMed products, methods, processes and other technologies infringe the proprietary rights of other parties, it could incur substantial costs and may have to:

·                     obtain licenses, which may not be available on commercially reasonable terms, if at all;
·                     redesign its products or processes to avoid infringement;
·                     stop using the subject matter claimed in the patents held by others, which could cause WiFiMed to lose the use of one or more of its product candidates;
·                     pay damages; or
·                     defend litigation or administrative proceedings, which may be costly whether we win or lose, and which could result in a substantial diversion of its valuable management resources.

WiFiMed may not successfully manage its growth.

            WiFiMed's success will depend upon the expansion of its operations and the effective management of its growth, which will place a significant strain on WiFiMed's management and on its administrative, operational and financial resources.  To manage this growth, WiFiMed must expand its facilities, augment its operational, financial and management systems and hire and train additional qualified personnel.  If WiFiMed is unable to manage its growth effectively, its business would be harmed.

WiFiMed is substantially dependent on the services of Jeffrey A. Simon, its President and CEO.

            The loss of the services of Mr. Simon in the future could have a material, adverse affect on the implementation of WiFiMed's plan of operation, results of operations and future liquidity.  WiFiMed finalized an employment agreement with Mr. Simon on May 1, 2006.  The loss of the services of Mr. Simon in the future could have a material, adverse effect on the implementation of WiFiMed's plan of operation, results of operations and future liquidity.  To help offset any adverse effects upon the loss of the services of Mr. Simon, WiFiMed may acquire key man life insurance on Mr. Simon in an amount and term to be determined by WiFiMed's directors; however, to date WiFiMed and the Company have no D&O insurance.

WiFiMed is controlled by current officers, directors and principal stockholders.

            WiFiMed's directors, executive officers and principal stockholders holding 5% or greater beneficially will own approximately 46.7% of the outstanding shares of common stock of the Company.  Accordingly, WiFiMed's executive officers, directors, principal stockholders and certain of their affiliates have the ability to exert substantial influence over the election of the Company's Board of Directors and the outcome of issues submitted to its stockholders.

            The lack of experience of WiFiMed's management team may put it at a competitive disadvantage.

            WiFiMed's management team lacks public company experience, which could impair its ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  The individuals who now constitute management have never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  WiFiMed intends to hire additional executive level employees, but there can be no assurance that its current or future management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements.  WiFiMed's failure to do so could lead to penalties, loss of trading liquidity, and regulatory actions and further result in the deterioration of its business.

Item 9.01 Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired.  The financial statements required under Item 9.01(a) of WiFiMed, Inc. were previously filed under the Company's Definitive Information Statement on Schedule 14C, filed with the SEC on February 6, 2007.

(b)        Proforma Financial Information.  The financial statements required under Item 9.01(a) were previously filed under the Company's Definitive Information Statement on Schedule 14C, filed with the SEC on February 6, 2007.

(c)        Exhibits.

2.1                     Agreement and Plan of Merger dated September 15, 2006, as amended, effective March 6, 2007*
3.1                     Articles of Amendment dated March 6, 2007*
4.1                     2006 Stock Incentive Plan*

*  Previously filed under the Company's Definitive Information Statement on Schedule 14C, filed with the SEC on February 6, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2007

WIFIMED HOLDINGS COMPANY, INC.

BY:       /s/ JEFFREY A. SIMON
            Jeffrey A. Simon
            Chief Executive Officer